UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2007

Date of report (Date of earliest event reported)

PQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	333-125750	23-0972750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Swedesford Road

Berwyn, Pennsylvania 19312

(Address of Principal Executive Offices) (Zip Code)

(610) 651-4200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 31, 2007, our parent company, Niagara Holdings, Inc., a Delaware corporation (the “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CPQ Holdings LLC, a Delaware limited liability company (the “Buyer”), CPQ Acquisition Corporation, a Delaware corporation and direct, wholly-owned subsidiary of Buyer (“Merger Sub”), and J.P. Morgan Partners (BHCA), L.P., solely in its capacity as seller representative, pursuant to which, among other things, our Parent will be acquired for aggregate merger consideration to our Parent’s stockholders of approximately $1.515 billion, subject to a post-closing net working capital adjustment, less an amount equal to the sum of the transaction expenses payable by our Parent and the indebtedness of our Parent and its subsidiaries outstanding immediately prior to the closing (which will be repaid as described below), plus the amount of cash and cash equivalent held by us and our subisidiaries immediately prior to closing.  Under the terms of the Merger Agreement, Merger Sub will merge with and into our Parent with our Parent continuing as the surviving corporation and a direct, wholly-owned subsidiary of the Buyer (the “Merger”).  The Buyer and Merger Sub are controlled by Carlyle Partners IV, L.P. (the “Fund”), a private investment fund affiliated with The Carlyle Group.  The Board of Directors of our Parent recommended the approval of the Merger Agreement and the Merger to the stockholders of our Parent, and stockholders of our Parent controlling a majority of the shares eligible to vote approved the Merger Agreement and the Merger by written consent in accordance with Delaware law.

At the effective time of the Merger, each outstanding share of the Class A Common Stock or Class B Common Stock of our Parent, other than any shares owned by our Parent, the Buyer or Merger Sub or as otherwise agreed between Parent and any stockholder, will be cancelled and converted into the right to receive a specific amount of cash merger consideration, as described in the Merger Agreement.

The Buyer and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for the Buyer and Merger Sub to pay the aggregate merger consideration, repay existing indebtedness of our Parent and all of its subsidiaries and pay the Buyer’s and Merger Sub’s fees and expenses related to the Merger.   These equity and debt financing commitments are subject to customary conditions.  Pursuant to the Merger Agreement, we and Parent have agreed to use our commercially reasonable efforts to discharge all of our outstanding senior subordinated notes (the “PQ Notes”) issued pursuant to the Indenture dated February 11, 2005 between Niagara Acquisition, Inc. (now known as PQ Corporation) and Wells Fargo Bank, National Association (the “Indenture”) and the notes issued by Parent (the “Mezzanine Notes” and, along with the PQ Notes, the “Notes”) pursuant to the Note Purchase Agreement, dated December 15, 2005, among Parent and the various purchasers that are parties thereto (the “Note Purchase Agreement”) by either conducting a tender offer for the Notes or effecting the redemption of the Notes in accordance with the terms of the Indenture or the Note Purchase Agreement, as applicable.

The Merger Agreement provides that, upon termination under specified circumstances, Buyer would be required to pay a termination fee to the Parent equal to $60 million.  The Fund has agreed to guarantee the termination fee payable by Buyer to the Parent.

Consummation of the Merger is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other competition approvals required to be obtained. The parties expect to close the transaction during the third quarter of 2007.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1.

As a result of the Merger, if and when it occurs, we will become an indirect, wholly-owned subsidiary of the Buyer.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us or our Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our Parent or the Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

FORWARD LOOKING STATEMENT; ADDITIONAL INFORMATION AND WHERE TO FIND IT

This written communication contains forward-looking statements that involve risks and uncertainties concerning Buyer’s proposed acquisition of our Parent, our Parent’s and our expected financial performance, as well as our Parent’s and our strategic and operational plans.  Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties.  The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the reaction of our customers to the transaction and general economic conditions.  In addition, please refer to the documents that we file with the SEC on Forms 10-K, 10-Q and 8-K.  Our filings identify and address other important factors that could cause our financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication.  Copies of these filings may also be obtained by accessing our website (www.pqcorp.com) or the SEC’s website (www.sec.gov).  We do not undertake any obligation to update any of the forward-looking statements after the date of this press release to conform to actual results.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1        Agreement and Plan of Merger, dated May 31, 2007, by and among Niagara Holdings, Inc., CPQ Holdings LLC, CPQ Acquisition Corporation and, J.P. Morgan Partners (BHCA), L.P., solely in its capacity as seller representative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ Corporation

Date: June 4, 2007	By:	/s/ James P. Cox
		Name:	James P. Cox
		Title:	Chief Financial Officer, Treasurer and Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated May 31, 2007, by and among Niagara Holdings, Inc., CPQ Holdings LLC, CPQ Acquisition Corporation and, J.P. Morgan Partners (BHCA), L.P., solely in its capacity as seller representative.